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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) October 16, 2000

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                       0-23007              74-2849995
(State or other jurisdiction of        (Commission File       (I.R.S. employer
incorporation or organization)              Number)          Identification No.)


                       6000 Northwest Parkway, Suite 110
                           San Antonio, Texas 78249
                                (210) 547-1000

   (Address, including zip code of registrant's principal executive offices and telephone number, including area code)
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ITEM 5.   Other Events

          On October 16, 2000 American TeleSource International, Inc. ("ATSI" or the "Company") announced in a press release (the "Press Release") that it has arranged for $10 million in funding through a private placement with a single institutional investor.

          This private placement of 6% Series E Cumulative Convertible Preferred Stock replaces the funding to be led by Marshall Capital, which had previously been announced by the Company on July 17, 2000. The Company sought and received termination of the funding arrangement with Marshall Capital.

          Under terms of the Securities Purchase Agreement, the investor will immediately invest $2.5 million in ATSI, and will invest an additional $7.5 million upon the satisfaction of certain conditions outside of the investor's control, within agreed upon timeframes, including a) ATSI closing the acquisition of Genesis Communications International Inc. b) registration of the Common Stock underlying the Series E Preferred Stock and Warrants, and c) an investment in ATSI by an additional investor previously approved by the institutional investor. The investor initially received warrants to purchase 909,091 shares of common stock at an exercise price of $1.72. Upon the investment of the additional
     $7.5 million, the investor will receive 2,727,273 warrants with the same exercise price.

          The Preferred Stock also allows the investor to invest up to an additional $8 million, but restricts their ownership to no more than 5% of ATSI's common stock at any point in time. The agreement is structured to allow ATSI the opportunity to bring in a technological or strategic investor for an additional $5 million of Series E Preferred Stock. This equity facility was put in place to support a comprehensive financing package that should support ATSI's short-term and long-term business plans. If all funding occurs, a total of $23 million in cash would be provided to ATSI.

          The foregoing description and the Press Release are qualified in their entirety by the Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement and the Stock Purchase Warrant, all of which are attached as exhibits hereto.

ITEM 7.   EXHIBITS

Exhibit No                   Description of Exhibit
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10.1             Securities Purchase Agreement between ATSI and RGC
                 International Investors, LDC dated October 11, 2000.
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10.2             Certificate of Designation, Preferences and Rights of 6%
                 Series E Cumulative Convertible Preferred Stock
10.3 Certificate of Correction of Certificate of Designation, Preferences and Rights of 6% Series E Cumulative Convertible Preferred Stock
10.4 2nd Certificate of Correction of Certificate of Designation, Preferences and Rights of 6% Series E Cumulative Convertible Preferred Stock
10.5 Registration Rights Agreement between ATSI and RGC International Investors, LDC
10.6             Stock Purchase Warrant between ATSI and RGC International
                 Investors, LDC.
99.1             American TeleSource International Inc.'s Press Release dated
                 October 16, 2000


                                  SIGNATURES

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                AMERICAN TELESOURCE INTERNATIONAL, INC.

                                        Dated:   October 19, 2000

                                        By:  /s/ H. Douglas Saathoff
                                             ---------------------------------
                                                 H. Douglas Saathoff
                                                 Chief Financial Officer